SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[x]    Soliciting Material Pursuant to section 240.14a-11(c) or section
       240.14a-12



                      DELMARVA POWER & LIGHT COMPANY
 ...............................................................................
           (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]    $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)    Title of each class of securities to which transaction applies:

    2)    Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)    Proposed maximum aggregate value of transaction:

    5)    Total fee paid:

   [x]    Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


    1)    Amount Previously Paid:

          .....................................................................

    2)    Form, Schedule or Registration Statement No.:

          .....................................................................

    3)    Filing Party:

          .....................................................................

    4)    Date Filed:

          .....................................................................



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                                                                        Delmarva
                                                                           Power
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Howard E. Cosgrove                               800 King Street * P.O. Box 231
Chairman, President and                                    Wilmington, DE 19899
Chief Executive Officer                                           (302)429-3634


                                                                January 6, 1997

To the Stockholders of
   Delmarva Power & Light Company:

We recently sent you proxy materials in connection with the important Special Meeting of Delmarva Power & Light Company scheduled for January 30, 1997, at which you will be asked to approve the merger with Atlantic Energy, Inc. THE DELMARVA BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL.

                        A STRONG BUSINESS COMBINATION

Your Board believes the strategic and operational opportunities resulting from the proposed merger will enable you to participate in a stronger company, better poised to meet the competitive demands of the utility and energy services markets.

Among the advantages of a Delmarva and Atlantic Energy combination are:

        *        INCREASED SCALE
        *        COST SAVINGS
        *        COMPETITIVE PRICES AND SERVICES
        *        MORE BALANCED CUSTOMER BASE
        *        FINANCIAL FLEXIBILITY
        *        REGIONAL PLATFORM FOR GROWTH.

We urge you to read the Joint Proxy Statement/Prospectus carefully, as it provides detailed and important information regarding the proposed merger with Atlantic Energy.

                            YOUR VOTE IS IMPORTANT

Approval of the merger requires the affirmative vote of two-thirds of all outstanding shares. REMEMBER, IF YOU DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER. THEREFORE, YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. Please sign, date and return the enclosed proxy card today in the postage-paid envelope provided.

Thank you for taking the time to consider and vote on this important issue.


Howard E. Cosgrove

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 If your Delmarva shares are held in the name of a bank or brokerage firm, only that firm can execute a  proxy card on your behalf.
 Please contact the person responsible for your account and give instructions for your proxy to be voted FOR the Merger Agreement.

If you have any questions or need assistance voting your shares, please contact the firm assisting us in the solicitation of proxies:

                           GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NY 10005

                          TOLL FREE:  1-800-223-2064
                     BANKS & BROKERS CALL:  212-440-9800

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